EXHIBIT 99.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            I, Arthur D. Levinson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Genentech, Inc. on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Genentech, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of Genentech, Inc.

By:	/s/ Arthur D. Levinson, Ph.D.

Name:	Arthur D. Levinson, Ph.D.
Title:	President and Chief Executive Officer
Date:	February 14, 2003

            I, Louis J. Lavigne, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Genentech, Inc. on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Genentech, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of Genentech, Inc.

By:	/s/ Louis J. Lavigne, Jr.

Name:	Louis J. Lavigne, Jr.
Title:	Executive Vice President and Chief Financial Officer
Date:	February 14, 2003